UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
SHAPEWAYS HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 28, 2022
To the Stockholders of Shapeways Holdings, Inc.:
It is my pleasure to invite you to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Shapeways Holdings, Inc., to be held on Wednesday, June 8, 2022 at 10:00 a.m. (Eastern Time). The Annual Meeting will be completely virtual. You may attend the virtual meeting, submit questions, and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/SHPW2022.
Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
We are pleased to take advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the Internet. On or around April 28, 2022, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2022 Annual Meeting of Stockholders (the “Proxy Statement”) and our Annual Report on Form 10-K. The notice also provides instructions on how to vote online or by telephone and how to receive a paper copy of the proxy materials by mail.
Whether or not you plan to virtually attend the meeting, your vote is very important and we encourage you to vote promptly. You may vote by proxy over the internet or by telephone, or, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on your proxy card. If you virtually attend the meeting you will have the right to revoke your proxy and vote electronically during the meeting via the live webcast. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.
On behalf of our Board of Directors, thank you for your continued support and interest.
Sincerely,

/s/ Greg Kress

Greg Kress
Director and Chief Executive Officer

30-02 48th Avenue
Long Island City, NY 11101
T (646) 979-9885
www.shapeways.com

SHAPEWAYS HOLDINGS, INC.
30-02 48th Avenue
Long Island City, NY 11101
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 8, 2022
To the Stockholders of Shapeways Holdings, Inc.:
You are cordially invited to attend the Annual Meeting (the “2022 Annual Meeting”) of Stockholders of Shapeways Holdings, Inc., a Delaware corporation. The meeting will be held on Wednesday, June 8, 2022, at 10:00 a.m. (Eastern Time). The Annual Meeting will be completely virtual. You may attend the meeting, submit questions, and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/SHPW2022. At the Annual Meeting our stockholders will be asked:
1.	To elect Robert Jan Galema and Ryan Kearny as Class I directors, to serve until the 2025 annual meeting of stockholders or until their respective successors have been elected or appointed.
2.	To ratify the appointment of Withum Smith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
3.	To transact such other business as may properly come before the meeting or any continuation or adjournment thereof.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the 2022 Annual Meeting is April 22, 2022. Only stockholders of record at the close of business on that date may vote at the 2022 Annual Meeting or any adjournment thereof.
Your Board of Directors is pleased to nominate Robert Jan Galema and Ryan Kearny as Class I directors on our Board of Directors.
Regardless of the number of shares you own, your VOTE is very important. Therefore, even if you presently plan to virtually attend the 2022 Annual Meeting, please vote or submit your proxy by following the instructions in the Notice of Internet Availability of Proxy Materials that you previously received as soon as possible so that your shares can be voted at the 2022 Annual Meeting in accordance with your instructions. Telephone and internet voting are available. For specific instructions on voting, please refer to the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card. If you do virtually attend the 2022 Annual Meeting and wish to vote electronically, you may withdraw your proxy at that time.
Please read the attached Proxy Statement, as it contains important information you need to know to vote at the 2022 Annual Meeting.
By Order of our Board of Directors,

/s/ Jennifer Walsh

Jennifer Walsh
Chief Financial Officer
City of New York, New York
April 28, 2022
You are cordially invited to attend the virtual meeting. Whether or not you expect to attend the virtual meeting, please vote as soon as possible. We encourage you to vote via the Internet. For further details, see “Questions and Answers about This Proxy Material and Voting.”

SHAPEWAYS HOLDINGS, INC.
30-02 48th Avenue
Long Island City, NY 11101

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 8, 2022
This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) of Shapeways Holdings, Inc., which will be held virtually on Wednesday, June 8, 2022, at 10:00 a.m. (Eastern Time) via live webcast by visiting www.virtualshareholdermeeting.com/SHPW2022.
As used in this Proxy Statement, references to “we,” “us,” “our,” “Shapeways” and the “Company” refer to Shapeways Holdings, Inc. and its subsidiaries. Shapeways was a special purpose acquisition company called Galileo Acquisition Corp., a Cayman Islands exempted company (“Galileo”), prior to the closing of the business combination by and among Galileo, Shapeways, Inc., a Delaware corporation (“Legacy Shapeways”), and Galileo Acquisition Holdings Inc., a Delaware corporation and a wholly owned subsidiary of Galileo (the “Merger,” and, together with domestication of the Company in Delaware, the “Business Combination”) on September 29, 2021. For further information on the Business Combination, please refer to our Annual Report on Form 10-K provided to our stockholders together with this proxy statement.
INTERNET AVAILABILITY OF PROXY MATERIALS
We are making this proxy statement and our annual report available to stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or around April 28, 2022, we intend to mail to our stockholders the Notice Regarding Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review this proxy statement and our Annual Report on Form 10-K. The Notice also instructs you how you may submit your proxy over the Internet or via telephone and how to vote online at the 2022 Annual Meeting. If you received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.
Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2021, on the website of the Securities and Exchange Commission (“SEC”), at www.sec.gov, or in the “SEC Filings” section of the “Investor Relations” section of our website located at investors.shapeways.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to sendmaterial@proxyvote.com. Exhibits will be provided upon written request and payment of an appropriate processing fee.

Page
Questions and Answers About This Proxy Material and Voting	2
Directors, Executive Officers and Corporate Governance	6
Directors and Executive Officers	6
Family Relationships	8
Corporate Governance and Board Matters	9
Compensation and Human Capital Committee Interlocks and Insider Participation	13
Corporate Governance Guidelines	13
Stock Ownership Guidelines	13
Board Leadership Structure	13
Role of the Board in Risk Oversight	13
Stockholder Communications with our Board	14
Meetings of the Board	14
Code of Conduct	14
Transactions in the Company’s Securities	14
Human Capital	15
Environmental	16
Security Ownership of Certain Beneficial Owners and Management	17
Certain Relationships and Related Party Transactions	19
Policies and Procedures for Related Party Transactions	19
Related Party Transactions	19
Executive Compensation	22
Summary Compensation Table for Fiscal Year 2021	22
Narrative Disclosure to Summary Compensation Table	22
Employment Agreements	23
Outstanding Equity Awards at 2021 Fiscal Year-End	25
Equity Plans	26
Director Compensation	29
Summary Compensation Table for Fiscal Year 2021	29
Narrative Disclosure to Summary Compensation Table	29
Securities Authorized for Issuance Under Equity Compensation Plans	31
Independent Registered Public Accounting Firm	32
Audit and Non-Audit Fees	32
Pre-Approval Policies and Procedures	32
Report of the Audit Committee of the Board	33
Proposal 1—Election of Directors	34
Proposal 2—Ratification of Appointment of Withum Smith+Brown as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2022	35
Other Matters	36

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
You have received these proxy materials because the Board of Directors (our “Board”) of Shapeways Holdings, Inc. is soliciting your proxy to vote at the 2022 Annual Meeting.
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?
Pursuant to rules adopted by the SEC, we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice of Internet Availability of Proxy Materials (the “Notice”) in the mail rather than mailing printed copies of a full set of proxy materials. The Notice instructs stockholders on how to access and review the proxy statement and Annual Report on Form 10-K over the Internet at www.proxyvote.com. The Notice also instructs stockholders on how they may submit their proxy over the telephone or Internet and vote online at the 2022 Annual Meeting. If a stockholder who received a Notice would like to receive a printed copy of our proxy materials, such stockholder should follow the instructions for requesting these materials contained in the Notice.
What is a virtual Annual Meeting?
The 2022 Annual Meeting will be conducted as a virtual meeting of stockholders by means of a live webcast. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location, improved communication and cost savings to our stockholders and support the health of our stockholders and employees given the ongoing public health impact of the coronavirus outbreak (“COVID-19”). You can virtually attend the 2022 Annual Meeting by visiting www.virtualshareholdermeeting.com/SHPW2022, where you will be able to vote your shares, and submit your questions during the meeting via the Internet. There will not be a physical meeting location and you will not be able to attend in person.
We invite you to virtually attend the 2022 Annual Meeting and request that you vote on the proposals described in this proxy statement. However, you do not need to attend the virtual meeting to vote your shares. Instead, you may vote by Internet, by telephone, or, if you requested and received paper copies of the proxy materials by mail, you may also vote by completing and mailing your proxy card.
The 2022 Annual Meeting starts at 10:00 a.m. (Eastern Time). We encourage you to access the meeting website prior to the start time to allow time for check in. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log-in page.
You do not need to register to virtually attend the 2022 Annual Meeting webcast. Follow the instructions on your Notice or proxy card (if you requested and received a printed copy of the proxy materials) to access the 2022 Annual Meeting.
If you wish to submit a question the day of the 2022 Annual Meeting, you may log in to the virtual meeting platform at www.virtualshareholdermeeting.com/SHPW2022, type your question into the “Ask a Question” field, and click “Submit.” Questions pertinent to meeting matters will be answered during the 2022 Annual Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, are not pertinent to annual meeting matters and, therefore, will not be answered.
What am I voting on?
There are two matters scheduled for a vote:
•	Election of Robert Jan Galema and Ryan Kearny as Class I directors, to serve until the 2025 annual meeting of stockholders or until their respective successors have been elected or appointed.
•	Ratification of the appointment of Withum Smith+Brown, PC (“Withum Smith+Brown”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Who can vote at the 2022 Annual Meeting?
Only stockholders of record at the close of business on April 22, 2022 will be entitled to vote at the 2022 Annual Meeting. On this record date, there were 48,846,517 shares of the Company’s common stock (“common stock”) outstanding. The holders of our common stock have the right to one vote for each share of common stock they held as of the record date.
In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be accessible for ten days prior to the meeting at our principal place of business, 30-02 48th Avenue, Long Island City, NY 11101, between the hours of 9:00 a.m. and 5:00 p.m. (Eastern Time).
How do I vote?
If on April 22, 2022, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. Stockholders of record may vote by using the Internet, by telephone or (if you received a proxy card by mail) by mail as described below. Stockholders also may attend the virtual meeting and vote electronically. If you hold shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.
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You may vote by using the Internet at www.proxyvote.com by following the instructions for Internet voting on the Notice or proxy card mailed to you. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 7, 2022. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

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You may vote by telephone by dialing 1-800-690-6903 and following the instructions for voting by phone on the Notice or (if you received a proxy card by mail) the proxy card mailed to you. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 7, 2022. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•
You may vote by mail by requesting, completing and mailing in a paper proxy card, as outlined in the Notice. The method you use to vote will not limit your right to vote at the 2022 Annual Meeting if you decide to virtually attend the 2022 Annual Meeting.

•
If you wish to vote electronically at the meeting, go to www.virtualshareholdermeeting.com/SHPW2022 using your unique control number that was included in the proxy materials that you received in the mail.

What if I return a proxy card but do not make specific choices?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted (i) “For” the election of both director nominees for Class I director and (ii) “For” ratification of the appointment of Withum Smith+Brown as our independent registered public accounting firm for the fiscal year ending December 31, 2022, as disclosed herein. However, if you are not a record holder, such as where your shares are held through a broker, nominee, fiduciary or other custodian, you must provide voting instructions to the record holder of the shares in accordance with the record holder’s requirements in order for your shares to be properly voted. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one proxy card or Notice?
If you receive more than one proxy card or Notice, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card or submit a proxy for each Notice to ensure that all of your shares are voted.

What if I share an address with another stockholder of Shapeways?
If you reside at the same address as another Shapeways stockholder, you and other Shapeways stockholders residing at the same address may receive a single copy of the Notice of Availability of Proxy Materials. This process, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be “householding” our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If you wish to receive a separate copy of the Notice of Availability of Proxy Materials, you may do so by making a written or oral request to: Shapeways Holdings, Inc., 30-02 48th Avenue, Long Island City, NY 11101, Attention: Corporate Secretary. Upon your request, we will promptly deliver a separate copy to you. If you want to receive your own set of our proxy materials in the future or, If you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact use at the above address and phone number. The Annual Report, Proxy Statement and Notice are also available at www.proxyvote.com.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the 2022 Annual Meeting. You may revoke your proxy in any one of three ways:
•	You may submit another properly completed proxy card with a later date.
•	You may send a written notice that you are revoking your proxy to Shapeways Holdings, Inc., 30-02 48th Avenue, Long Island City, NY 11101, Attention: Corporate Secretary.
•
You may virtually attend the 2022 Annual Meeting and vote electronically by going to www.virtualshareholdermeeting.com/SHPW2022 and using your unique control number that was included in the Proxy Materials that you received in the mail. Simply attending the meeting will not, by itself, revoke your proxy.

Who will solicit proxies on behalf of our Board?
Proxies may be solicited on behalf of our Board, without additional compensation, by the Company’s directors and employees.
The original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, electronic mail, and personal solicitation by our directors and officers (who will receive no additional compensation for such solicitation activities). You may also be solicited by advertisements in periodicals, press releases issued by us and postings on our corporate website at shapeways.com. Unless expressly indicated otherwise, information contained on our corporate website is not part of this proxy statement.
How are votes counted?
Votes will be counted by the inspector of election appointed for the 2022 Annual Meeting, who will separately count “For,” “Against” and “Withhold” votes, abstentions and broker non-votes. Abstentions will be counted as present for purposes of determining the presence of a quorum. For Proposal 1, abstentions will not be considered as votes cast for or withheld for any director, and will therefore have no effect on the outcome of the vote. For Proposal 2, abstentions will not be considered as votes cast for or against any proposal, and will therefore have no effect on the outcome of the vote. Broker non-votes, as described in the next paragraph, have no effect and will not be counted towards the vote total for such proposals.
If your shares are held by your bank or broker as your nominee (that is, in “street name”), you will need to obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name without your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Under current NYSE rules, any election of a member of the Board, whether contested or uncontested, is considered “non-discretionary” and therefore brokers are not permitted to vote your shares held in street name for the election of directors in the absence of instructions from you. Proposal 1 is a non-discretionary matter and therefore if you hold your shares through a broker, nominee, fiduciary or other custodian, your shares will not be voted on those proposals unless you provide voting instructions to the record holder.
How many votes are needed to approve each proposal?
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For Proposal 1, directors are elected by a plurality of the votes cast with respect to such director. This means that nominees receiving the most “For” votes will be elected. Abstentions and broker non-votes are not considered votes cast on this proposal and will not have any effect on the election of directors.

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To be approved, Proposal 2, to ratify the appointment of Withum Smith+Brown as our independent registered public accounting firm for the fiscal year ending December 31, 2022, must receive a “For” vote from the majority of the votes cast at the 2022 Annual Meeting. Abstentions are not counted as a vote cast for or against the proposal and therefore have no effect on the outcome of the vote. A broker or other nominee may generally vote in their discretion on routine matters, and therefore broker non-votes not are expected in connection with Proposal 2.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of all shares outstanding on April 22, 2022, the record date, are represented at the meeting by stockholders present online or by proxy. On the record date, there were in the aggregate 48,846,517 shares of common stock outstanding and entitled to vote. Thus 24,423,259 shares must be represented by stockholders present at the 2022 Annual Meeting or by proxy to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the 2022 Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.
How will my shares be voted if I mark “Abstain” on my proxy card?
We will count a properly executed proxy card marked “Abstain” as present for purposes of determining whether a quorum is present, but the shares represented by that proxy card will not be voted at the 2022 Annual Meeting for the proposals so marked.
How can I find out the results of the voting at the 2022 Annual Meeting?
Preliminary voting results will be announced at the 2022 Annual Meeting. Final voting results will be available on a Current Report on Form 8-K filed with the SEC within four business days after the end of the 2022 Annual Meeting.
When are stockholder proposals due for next year’s Annual Meeting?
If you wish to submit a proposal to be considered for inclusion in next year’s proxy materials, your proposal must be in proper form according to SEC Regulation 14A, Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and received by the Secretary of the Company on or before [December 29], 2022. If you wish to submit a proposal to be presented at the 2023 Annual Meeting of Stockholders, but which will not be included in the Company’s proxy materials, including to nominate a director, your notice must be received by Shapeways Holdings, Inc. at 30-02 48th Avenue, Long Island City, NY 11101, Attention: Corporate Secretary, no earlier than February 8, 2023 and no later than March 10, 2023. You are advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Stockholders may request a free copy of our bylaws from contacting us at 30-02 48th Avenue, Long Island City, NY 11101, Attention: Corporate Secretary. In addition to satisfying the foregoing requirements under Shapeways’ bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than Shapeways’ nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 9, 2023.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
DIRECTORS AND EXECUTIVE OFFICERS
Our directors and executive officers, and certain information about each of them as of June 8, 2022 are set forth below.
The Board consists of seven members, divided into three classes of staggered three-year terms. At each annual meeting of its stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring, as follows:
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the Class I directors, Robert Jan Galema and Ryan Kearny, whose terms end at the 2022 Annual Meeting and who have been nominated for election at the 2022 Annual Meeting to serve until the 2025 annual meeting of stockholders or until their respective successors have been elected or appointed;

•	the Class II directors, Alberto Recchi and Patrick S. Jones, serving until the annual meeting to be held in 2023; and
•	the Class III directors, Josh Wolfe, Greg Kress and Leslie Campbell, serving until the annual meeting to be held in 2024.
Name	Age	Position
Executive Officers
Greg Kress	40	Chief Executive Officer, Director
Miko Levy	43	Chief Revenue Officer
Jennifer Walsh	47	Chief Financial Officer
Non-Employee Directors
Josh Wolfe	44	Chairman, Director
Leslie Campbell	63	Director
Robert Jan Galema	55	Director
Patrick S. Jones	77	Director
Ryan Kearny	53	Director
Alberto Recchi	48	Director
EXECUTIVE OFFICERS
Greg Kress. Since the consummation of the Business Combination, Greg Kress has served as our Chief Executive Officer. Mr. Kress served as Legacy Shapeways’ Chief Executive Officer and a member of Legacy Shapeways’ board of directors from January 2018 to the consummation of the Business Combination. From 2014 to 2017, Mr. Kress served as Chief Operating Officer then President at Open English, an online education platform. Prior to that, he was a member of the corporate leadership staff at GE, where he held a series of roles in global commercial operations and supply chain management as well as environmental health and safety. Mr. Kress’s background as an innovative and results-driven leader with experience in large and mid-size organizations brings substantial operating experience to our Board. Mr. Kress earned his Bachelor of Science in Mechanical Engineering from Penn State University.
Miko Levy. Since the consummation of the Business Combination Miko Levy has served as our Chief Revenue Officer. Mr. Levy served as Legacy Shapeways’ Chief Revenue Officer from September 2019 to the consummation of the Business Combination. He brings a strong track record of success in driving business growth while expanding sales channels and driving global marketing momentum. From 2013 to 2019, Miko served as a Vice President for Outbrain, a web advertising platform. Before that, he held a series of leadership and marketing positions, at Conduit, ROASTe, and 888. Mr. Levy earned his Masters in Business Administration in Marketing and Entrepreneurship from Tel Aviv University and a Bachelor of Arts in Economics and Management from the Academic College of Tel-Aviv.
Jennifer Walsh. Since the consummation of the Business Combination, Jennifer Walsh has served as our Chief Financial Officer. Ms. Walsh served as Legacy Shapeways’ Chief Financial Officer from March 2018 to the consummation of the Business Combination and expanded her role to Chief Operating Officer of Legacy

Shapeways in 2019. From 2015 to 2018, Ms. Walsh served as CFO for Return Path, a global SaaS and data solutions business. Before that, she was Vice President of Finance and Operations for communications consulting firm maslansky+partners and also served as a divisional CFO at (fka) Time Warner, overseeing nine Time brands spanning print, digital, mobile, TV, events, and licensed retail products. Ms. Walsh earned her Bachelor of Science from the Wharton School of the University of Pennsylvania and a Masters of Business Administration from Columbia Business School.
NON-EMPLOYEE DIRECTORS
Josh Wolfe. Since the consummation of the Business Combination, Josh Wolfe has served as Chairman of the Board. Mr. Wolfe served on Legacy Shapeways’ board of directors from May 2012 to the consummation of the Business Combination. Mr. Wolfe is a Managing Director of Lux Capital, a venture capital firm he co-founded in 2000. Mr. Wolfe currently serves on the board of directors of a number of private companies. Mr. Wolfe earned his Bachelor of Science in Applied Economics from Cornell University. Mr. Wolfe’s background in identifying and building next-generation technologies and companies brings broad expertise that allows him to make valuable contributions to our Board.
Leslie C.G. Campbell. Leslie C. G. Campbell has served as a member of our Board and chair of the compensation and human capital committee since October 2021. Ms. Campbell previously served as the Chief Procurement Officer for Reed Elsevier, Inc., from September 2007 to December 2012. From March 1998 to September 2007, Ms. Campbell held a number of positions at Dell, Inc., most recently as the Vice President of Worldwide Procurement, and previously as the Vice President and General Manager, Global Segment EMEA. Ms. Campbell held a number of positions at Oracle Corporation from May 1990 to January 1998, most recently as Vice President, Corporate Purchasing. From August 1982 to May 1990, she held a number of positions at KPMG Peat Marwick LLP, a member firm of KPMG International, most recently as a Senior Manager. Ms. Campbell has served as a member of the board of directors of Coupa Software, Inc. since May 2016, a member of the board of directors of PetMed Express, Inc. since July 2018, and a member of the board of directors of LiveVox Holdings, Inc. since June 2021. She also serves, or has served, on the advisory boards of several private and non-profit enterprises. Ms. Campbell holds a B.A. in Business Administration from the University of Washington and is NACD Directorship Certified®. We believe Ms. Campbell possesses specific skills and attributes that qualify her to serve as a member of the Board, including her experience as a public board director and her extensive operating experience in general management and supply chain, her international operational and financial expertise, and her experience in the technology industry.
Patrick S. Jones. Prior to the consummation of the Business Combination, Patrick S. Jones served as a member of the board of directors of Galileo. Since the consummation of the Business Combination, Mr. Jones has served as a member of the Board and chair of the audit committee. Mr. Jones is a private investor with considerable independent board member experience with a variety of technology companies. Mr. Jones served as audit committee chairman and independent board member for Talend SA, a SaaS software company, from 2015 to August 2021. He currently serves as an independent board member of Itesoft SA, a software company, since 2014. Previously, from 2007 to 2017, he was Chairman of the Board of Lattice Semiconductor, Chairman of the Board of Inside Secure (renamed Verimatrix), Chairman of the Board of Dialogic, Chairman of the Board of Epocrates, and has served on other boards including Fluidigm, Openwave Systems and Novell. Prior to this, he was Senior Vice President and Chief Financial Officer for Gemplus SA. Prior to this, Mr. Jones was Vice President of Finance —Corporate Controller for Intel Corp. Mr. Jones has an undergraduate degree from the University of Illinois, and an MBA from Saint Louis University. We believe Mr. Jones is well- qualified to serve on the Board due to his extensive investment and board experience.
Robert Jan Galema. Since the consummation of the Business Combination, Robert Jan Galema has served as a member of the Board. Mr. Galema served as a member of Legacy Shapeways’ board of directors from June 2015 to the consummation of the Business Combination. Mr. Galema is a Managing Partner at INKEF Capital, a venture capital firm he joined in 2013. Mr. Galema serves on the board of directors of a number of private companies. Mr. Galema earned his Masters of Science in Economics from Erasmus University Rotterdam. Mr. Galema’s background in identifying and building next-generation technologies and companies, as well as his operation experiences, brings valuable contributions to our Board.
Ryan Kearny. Since the consummation of the Business Combination, Ryan Kearny has served as a member of the Board. Mr. Kearny has served as an independent board member for Talend SA, from November 2020 to

July 2021. Mr. Kearny has held the position of Chief Technology Officer and Senior Vice President of Development since September 2019 at Lassen Peak, a software security company. Prior to that position, Mr. Kearny served in various increasingly senior roles at F5 Networks, Inc., an application services and application delivery networking company, including serving as Senior Vice President of F5 Networks’ Cloud, Orchestration and Service Provider Product Groups from January 2012 to September 2016, and Chief Technology Officer and Executive Vice President/Senior Vice President of Product Development from September 2016 to May 2019. Mr. Kearny holds a B.S.E.E. degree in electrical and computer engineering from the University of Washington. We believe that Mr. Kearny is well-qualified to serve as a member of the Board because of his experience driving technology strategy, roadmap, and growth for more than two decades in various executive roles.
Alberto Recchi. Prior to the consummation of the Business Combination, Alberto Recchi served as the Chief Financial Officer and a member of the board of directors of Galileo. Since the consummation of the Business Combination, Mr. Recchi has served as a member of the Board and chair of the nominating and corporate governance committee. Mr. Recchi has over 15 years of experience in corporate and leveraged finance, mergers and acquisitions, and principal investing, in both the North American and Western European markets. In 2019, he founded Ampla Capital, a merchant bank, based in New York, which focuses on proprietary direct co-investments. Previously, from 2016 to 2019, he was a Managing Director at MC Square Capital, a co-investment platform and cross-border boutique merchant bank. Prior to this, Mr. Recchi spent 12 years at Credit Suisse, where he worked in the Private Banking and Wealth Management Division in London for three years, advising corporate treasury departments, single and multi-family offices and ultra-high net worth individuals. Prior to that he worked in the Investment Banking Division for nine years, advising financial sponsors in the U.S. and E.U., structuring and executing LBOs, IPOs and M&A deals, based in New York first and London thereafter. Mr. Recchi holds B.S. and M.S. degrees in Aerospace Engineering from the Polytechnic of Turin, Italy, an MBA from Columbia Business School as well as an M&A Certificate of Mastery issued by the New York Institute of Finance. Mr. Recchi is NACD Directorship Certified® and holds a certification in Additive Manufacturing Fundamentals (CAM-F) by ToolingU-SME. We believe Mr. Recchi is well-qualified to serve on the Board due to his extensive investment and finance background in both the U.S. and Western Europe.
FAMILY RELATIONSHIPS
There are no family relationships among our any of our directors or executive officers.

CORPORATE GOVERNANCE AND BOARD MATTERS
DIRECTOR INDEPENDENCE
As required under the NYSE listing standards, a majority of the members of a listed company’s board of directions must qualify as “independent,” as affirmatively determined by the board. Management and outside counsel have reviewed the directors’ responses to a questionnaire asking about their transactions, relationships and arrangements with the Company (and those of their immediate family members) and other potential conflicts of interest. Other than as set forth in this proxy statement, these questionnaires did not disclose any transactions, relationships, or arrangements that question the independence of our directors or director nominees. After reviewing this information, our Board affirmatively determined that all of our non-employee directors were independent directors within the meaning of the applicable NYSE listing standards.
INFORMATION REGARDING THE BOARD AND ITS COMMITTEES
Our Board has an audit committee, a compensation and human capital committee, and a nominating and corporate governance committee. The following table provides membership information for each of such Board committees as of April 22, 2022:
Name	Audit	Compensation and Human Capital	Nominating and Corporate Governance
Josh Wolfe†		X
Leslie Campbell		X*	X
Patrick S. Jones	X*		X
Robert Jan Galema		X
Ryan Kearny	X
Alberto Recchi	X	X	X*
†	Chairman of the Board.
*	Committee Chair.
In addition, as required under the NYSE listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Mr. Wolfe, our Chairman, presided over these executive sessions in 2021.
Prior to the Business Combination, Galileo’s board of directors had three committees: an audit committee; a compensation committee; and a nominating and corporate governance committee. During the fiscal year ended December 31, 2021, the audit committee of Galileo’s board of directors met three times, and the compensation committee and the nominating and corporate governance committee of Galileo’s board of directors did not have formal meetings. In connection with the consummation of the Business Compensation in September 2021 and the contemporaneous disbanding of these committees, our Board formed and constituted our three standing committees: an audit committee, compensation and human capital committee, and nominating and corporate governance committee.
Below is a description of each committee of our Board. Our Board has determined that each member of the audit, compensation and nominating and corporate governance committees meets the applicable rules and regulations regarding “independence” and also that each member of the audit committee, compensation and human capital committee, and nominating and corporate governance committee is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
Our audit committee consists of Mr. Jones, Mr. Recchi and Mr. Kearny, with Mr. Jones serving as chair. Each member qualifies as independent under NYSE rules applicable to board members generally and under NYSE rules and Exchange Act Rule 10A-3 specific to audit committee members. All members meet the requirements for financial literacy under the applicable NYSE rules. In addition, our Board has determined that Mr. Jones and Mr. Recchi qualify as “audit committee financial experts,” as that term is defined in Item 401(h) of Regulation S-K.

Our audit committee is responsible for, among other things: appointing, compensating, retaining, evaluating, terminating and overseeing the Company’s independent registered public accounting firm; discussing with the Company’s independent registered public accounting firm their independence from management; reviewing, with the Company’s independent registered public accounting firm, the scope and results of their audit; approving all audit and permissible non-audit services to be performed by the Company’s independent registered public accounting firm; overseeing the financial reporting process and discussing with management and the Company’s independent registered public accounting firm the quarterly and annual financial statements that the Company files with the SEC; overseeing the Company’s financial and accounting controls and compliance with legal and regulatory requirements; reviewing overseeing the Company’s policies on risk assessment and risk management, including reviewing the Company’s cybersecurity and other information technology risks, controls and procedures, including the Company’s plans to mitigate cybersecurity risks and to respond to data breaches; reviewing related person transactions; and establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
The written charter for the audit committee is available on the Investor Relations section of our website at investors.shapeways.com. The audit committee met two times between its constitution in September 2021 following the closing of the Business Combination and our fiscal year end of December 31, 2021.
Compensation and Human Capital Committee
The Company’s compensation and human capital committee consists of Ms. Campbell, Mr. Wolfe, Mr. Galema, and Mr. Recchi, with Ms. Campbell serving as chair. The Company has affirmatively determined that each member qualifies as independent under NYSE rules and is a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.
Our compensation and human capital committee is responsible for, among other things: establishing, and evaluating performance against, the corporate performance goals and objectives relevant to the compensation of the Company’s Chief Executive Officer, and reviewing and approving the compensation of the Company’s Chief Executive Officer, provided that the Chief Executive Officer may not be present during voting or deliberations on his or her compensation; in consultation with the Chief Executive Officer, establishing, and evaluating performance against, the corporate performance goals and objectives relevant to the compensation of the executive officers other than the Company’s Chief Executive Officer, and reviewing and approving all compensation to be paid or awarded to all other executive officers and other employees that report directly to the Chief Executive Officer; overseeing the Company’s overall compensation structure and material benefit plans; reviewing and making recommendations to the Board regarding the Company’s compensation and benefit plans and equity incentive plans; making recommendations to the Board regarding the compensation of the Company’s non-employee directors; determining stock ownership guidelines for independent directors and executive officers of the Company and monitoring compliance with such guidelines; and retaining and overseeing any compensation consultants. Our compensation and human capital committee also regularly reviews and provides guidance to management with regard to the Company’s policies and strategies relating to talent management and development, including but not limited to those regarding talent acquisition, retention, talent development, succession planning, career progression, culture, diversity, belonging and inclusion; oversees the overall performance evaluation of the CEO; and provides input to the nominating and corporate governance committee on management succession, including potential development plans and retention strategies. Our compensation and human capital committee may delegate routine administration of compensation and benefit plans to an administrative committee consisting of Company officers or other employees. In addition, our compensation and human capital committee may form subcommittees, and may delegate power and authority to such subcommittees, for any purpose that the compensation and human capital committee deems appropriate unless such delegation is required by law, regulation or the NYSE to be exercised by the compensation and human capital committee as a whole.
The written charter for the compensation and human capital committee is available on the Investor Relations section of our website at investors.shapeways.com. The compensation and human capital committee met one time between its constitution in September 2021 following the closing of the Business Combination and our fiscal year end of December 31, 2021.
The compensation and human capital committee plans to meet at least twice each year and may otherwise meet at such times and places as the committee determines. The agenda for each meeting is usually developed by the chair of the compensation and human capital committee, in consultation with the Chief Executive Officer and Chief Financial Officer. The compensation and human capital committee meets regularly in executive session.

However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation and human capital committee to make presentations, provide financial or other background information or advice or otherwise participate in compensation and human capital committee meetings. The Chief Executive Officer may not be present during voting or deliberations of the compensation and human capital committee regarding his compensation. The charter of the compensation and human capital committee grants the committee full access to all books, records, facilities and personnel of the Company. In addition, the compensation and human capital committee has the authority, in its sole discretion, to retain or obtain the advice of compensation consultants, independent legal counsel, or other advisors of its choosing, and the Company must provide for appropriate funding for payment of reasonable fees to any such advisor retained by the committee. The compensation and human capital committee has direct responsibility for the appointment, compensation, termination and oversight of the work of any such advisors engaged for the purpose of advising the committee. Under the charter, the compensation and human capital committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation and human capital committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NYSE, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the fiscal year ended December 31, 2021, the compensation and human capital committee engaged the services of Compensia, a national compensation consulting firm, to advise the compensation and human capital committee regarding the amount and types of compensation provided to our executive officers and non-employee directors. Compensia reports directly to the compensation and human capital committee. Compensia does not provide any services to us other than the services provided to the compensation committee of Legacy Shapeways and the compensation and human capital committee. The compensation and human capital committee has assessed the independence of Compensia pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent Compensia from independently representing the compensation and human capital committee.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Mr. Recchi, Mr. Jones, and Ms. Campbell, with Mr. Recchi serving as chair. The Company has affirmatively determined that each member qualifies as independent under NYSE rules.
The Company’s nominating and corporate governance committee is responsible for, among other things: identifying individuals qualified to become members of the Board and members of the Board’s committees, consistent with criteria approved by the Board; overseeing succession planning for the Company’s Chief Executive Officer and other executive officers; periodically reviewing the Board’s leadership structure and recommending any proposed changes to the Board; leading the periodic performance review of the Board, its committees and management; developing, evaluating and recommending to the Board a set of corporate governance guidelines applicable to the Company; and periodically reviewing and assessing policies, practices, risk assessments and risk management regarding corporate social responsibility and sustainability performance, including environmental, social and governance matters.
The written charter for the nominating and corporate governance committee is available on the Investor Relations section of our website at investors.shapeways.com. Our nominating and corporate governance committee met one time between its constitution in September 2021 following the closing of the Business Combination and our fiscal year end of December 31, 2021.
Considerations in Evaluating Director Nominees
To be considered for board membership, all director nominees should demonstrate strong business acumen and a comprehensive understanding of relevant financial concepts and be committed to representing the long-term interests of our stockholders. The directors we seek must exhibit a commitment of both time and active attention to fulfill their fiduciary obligations. Generally, this means that directors should ensure that they have the time to prepare for meetings; attend board and committee meetings and the annual meeting of stockholders; consult with management as needed; and address any business issues as they arise. We also expect our directors to stay informed about other issues that are relevant to the Company. The Company encourages directors to participate in continuing education programs focused on the Company’s business and industry and legal and ethical responsibilities of board members, and will reimburse directors for reasonable expenses incurred in connection with such education programs.
The nominating and corporate governance committee’s evaluation of nominees takes into account the ability of nominees to contribute to the diversity and professional experience represented on the Board. The committee reviews its effectiveness in balancing these considerations when assessing the composition of the Board. Below are some of the key qualifications and skills that the committee seeks in directors in light of the Company’s strategic direction. The Board believes that this approach preserves the flexibility to select directors with sound judgment and desirable qualities. Individual qualifications and skills that the nominating and corporate governance committee and the Board considered in connection with the nomination and appointment of our current directors are included in the director biographies above.
The nominating and corporate governance committee periodically reviews the composition and size of the Board and determines the criteria for Board membership. The nominating and corporate governance committee also oversees a Board evaluation process, including conducting periodic evaluations of the performance of the Board as a whole and the qualifications and performance of Board members eligible for reelection.
Board attributes
The chart below shows, for each listed attribute, the number of directors determined to possess such attribute. Determinations were made by the nominating and corporate governance committee, based on each director's reported professional experience, educational credentials, self-reported diversity characteristics and other considerations.

Stockholder Recommendations for Nominations to the Board
Our nominating and corporate governance committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by our Board or our nominating and corporate governance committee for consideration. If a stockholder of the Company wishes to recommend a director candidate for consideration by our nominating and corporate governance committee, the stockholder recommendation should be delivered to the Corporate Secretary of the Company at the principal executive offices of the Company, and must include information regarding the candidate and the stockholder making the recommendation, as discussed in the Company’s bylaws. Subject to advance notice provisions contained in our bylaws, a stockholder may propose the nomination of someone for election as a director at our annual meeting of stockholders by timely written notice to our Secretary. See “Questions and Answers About This Proxy Material and Voting—When are stockholder proposals due for next year’s Annual Meeting?” above for more information.

COMPENSATION AND HUMAN CAPITAL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the Company’s executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on the Board or compensation and human capital committee.
CORPORATE GOVERNANCE GUIDELINES
We have Corporate Governance Guidelines to provide a framework within which the Board may conduct its oversight of the Company’s business and affairs. The Corporate Governance Guidelines are available on the Investor Relations section of our website at investors.shapeways.com. The following sections in this proxy statement provide a summary of certain of the key provisions of our Corporate Governance Guidelines.
STOCK OWNERSHIP GUIDELINES
Our board of directors has adopted stock ownership guidelines for our executive officers and the non-employee members of our board of directors. These ownership guidelines are intended to align the long term interests of our executive officers and non-employee directors with those of our stockholders through a required level of stock ownership, and to demonstrate Shapeways’ commitment to sound corporate governance practices.
These ownership guidelines apply to all executive officers of the Company (as defined for purposes of Section 16 of the Exchange Act) and all non-employee directors.
Covered individuals are expected to own Shapeways shares and share equivalents with the following value:
•	3.0x annual base salary for the CEO;
•	1.0x annual base salary for executive officers other than the CEO; and
•
3.0x annual cash retainer (for Board service) for non-employee directors. For avoidance of doubt, this excludes any additional retainer for committee service or for service as lead independent director. This requirement shall be based on the cash retainer payable to such directors irrespective of their acceptance of any such payment.

Covered individuals will have three years from the effective date of the guidelines or, if later, from commencement of service as an executive officer or non-employee director to achieve compliance. Thereafter, compliance will be assessed once a year on January 31.
The value of shares and share equivalents will be determined using the thirty-day trading average of our closing stock price prior to the applicable measurement date.
BOARD LEADERSHIP STRUCTURE
Our Corporate Governance Guidelines provide that the Board may separate or combine the roles of the Chairman of the Board and Chief Executive Officer when and if it deems it advisable and in the best interests of the Company and its stockholders to do so. Our Corporate Governance Guidelines provide that if the Chairman of the Board is not an independent director, the Board will appoint an independent director as “Lead Independent Director” to facilitate communication between management, the independent directors and the Chairman of the Board, and the role of such Lead Independent Director shall be to actively participate in setting agendas for Board meetings, preside at executive sessions of the Board and perform such other duties as specified by the Board.
Currently, the roles of Chairman of the Board and Chief Executive Officer are separate, a structure that our Board believes reinforces the independence of our Board of Directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our Board of Directors as a whole. The Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
ROLE OF THE BOARD IN RISK OVERSIGHT
Our Corporate Governance Guidelines provide that our Board, as a whole and through its standing committees, has responsibility for the oversight of the Company’s risk management. Our Board and committtees discharge this duty by receiving management presentations, including risk assessments, from all functional areas of our company, and discussing these assessments with management.
Our audit committee discusses with management and our independent auditors the management of risks associated with the Company’s internal accounting and financial controls. Our audit committee also assesses the Company’s guidelines and policies with respect to risk assessment and risk management, including but not limited to, reviewing, assessing and monitoring compliance with the Company’s investment policy and debt agreements. Such oversight also includes reviewing the Company’s cybersecurity and other information technology risks, controls and procedures, including the Company’s plans to mitigate cybersecurity risks and to respond to data breaches
Our compensation and human capital committee oversees risks related to our compensation policies and programs, including an annual review of the Company’s risk management processes related to its compensation programs, including to determine whether any such program encourages undue or inappropriate risk-taking by Company personnel that is reasonably likely to have a material adverse effect on the Company. Our nominating and corporate governance committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our Board, and director succession planning, as well as risks relating to corporate social responsibility and sustainability performance, including environmental, social and governance matters.
STOCKHOLDER COMMUNICATIONS WITH OUR BOARD
Stockholders and any interested party may communicate directly with the independent directors either by writing to the Board, a Board committee, or an individual director at the Company’s principal executive offices or by emailing directors@shapeways.com. Management receives all letters and emails sent and forwards proper communications to the Board, a Board committee, or an individual director, who facilitates an appropriate response. Management generally will not forward communications that are primarily solicitations for products or services, matters of a personal nature that are not relevant for stockholders, matters that are of a type that render them improper or irrelevant to the functioning of the Board, or requests for general information about the Company. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.
MEETINGS OF THE BOARD
Prior to the Business Combination, the board of directors of our predecessor company, Galileo, met eight times during 2021. Following the closing of the Business Combination on September 29, 2021 to our fiscal year end of December 31, 2021, our Board met five times. Each member of our Board attended 75% or more of the aggregate of the meetings of our Board and of the committees on which he or she served, held during the period for which such member was a director or committee member. Members of our Board and its committees also consulted informally with management from time to time and acted at various times by written consent without a meeting during 2021. While we do not have a formal policy regarding attendance by members of our Board at our annual meetings of stockholders, all directors are encouraged to attend. On September 28, 2021, two members of the board of directors of Galileo attended the extraordinary general meeting of its shareholders regarding the Business Combination.
CODE OF CONDUCT
We have a Code Of Conduct that applies to all of our executive officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Conduct is available on the Investor Relations section of our website at investors.shapeways.com. The Company intends to make any legally required disclosures regarding amendments to, or waivers of, provisions of the Code of Conduct on our website rather than by filing a Current Report on Form 8-K.
TRANSACTIONS IN THE COMPANY’S SECURITIES
We have an Insider Trading Policy that prohibits directors, officers and employees from engaging in hedging or similar transactions designed to decrease the risks associated with holding Company securities. Stock options, restricted stock units, restricted stock, stock appreciation rights and other securities issued pursuant to the

Company’s benefit plans or other compensatory arrangements with the Company are not subject to this prohibition. In addition, individuals subject to the Insider Trading Policy may not pledge Company securities as collateral for loans without the approval of a compliance officer as defined under the Policy.
HUMAN CAPITAL
At Shapeways, we hold ourselves accountable for upholding our corporate responsibility and sustainability practices. “ROW” is the theme of our values, meaning we all contribute individually, but we will only succeed working as a team to achieve company goals. It is also an acronym for our individual values that are exemplified in what we do and how we do it:
•	Raise the Bar: For ourselves, our teams, and our products.
•	Over Communicate: Go above and beyond to keep each other informed.
•	Win Together: Enable and support each other on the pathway to success.
Workforce Demographics
As of December 31, 2021, we had 152 employees, including 98 in the United States and 54 in the Netherlands. We also regularly use independent contractors and other temporary employees to supplement our regular staff. We believe that our future success will depend partly on our continued ability to attract, hire and retain qualified, diverse and inclusive personnel.
We are an equal opportunity employer, and we believe that having a diverse workforce drives innovation and resilience. Gender and ethnic diversity, inclusion, and performance go hand in hand. Our workforce is comprised of engineers, technicians, salespeople, and business professionals, of which 35% were racially diverse as of December 31, 2021.
The success of our business is fundamentally connected to our employees and their well-being. We are committed to the health, safety, and wellness of our employees around the globe. We provide our employees with a wide range of benefits, including benefits directed to their health, safety, and long-term financial security. In response to the COVID-19 pandemic, we have implemented significant changes that we determined were in the best interest of our employees, as well as the communities in which we operate, and which comply with government regulations. This includes allowing our employees to work remotely as appropriate, while implementing significant safety measures designed to protect the health of anyone entering our facilities.
Total Rewards
A competitive total rewards program is integral to our success, which depends considerably on our ability to attract and retain highly engaged employees in a dynamic and changing business environment.
We review base compensation for non-executive employees semiannually, and we review equity, benefits, and perquisites annually. To do so, we analyze many factors, including individual and corporate performance, managers’ feedback, and market data from third-party compensation surveys.
Diversity, Equity, and Inclusion (DEI)
We believe it is important to foster a culture of belonging and acceptance, and to create a workplace environment free of bias. To do this we are dedicated to driving DEI efforts from committees composed of employees and management of all levels dedicated to creating business case initiatives championing our diversity strategy and for the fiscal year 2022 we aim to increase diversity hires by 50% compared to 2021. We also hold annual employee, board, and contractor trainings on DEI matters.
Engagement
Having a highly engaged workforce is necessary for retaining talent and ensuring the continued success of our organization. To do so, we continually gather employee feedback both internally through employee lifecycle surveys (onboarding, satisfaction, pulse, and exit) and externally. We analyze the data throughout the year to identify our strengths and weaknesses, patterns, and issues. Our goal is to focus on continuous improvement, whether by growing our areas of strength or improving where we are weakest.

Learning and Development
We invest in our employees through on-the-job training. We provide all employees with a membership to an online learning platform on their first day, where they have access to thousands of business, creative, and technology courses free of charge to the employees.
Semi-annually we request employees provide feedback on their career goals and aspirations. These surveys focus on employees’ current skills and knowledge and identify skills gaps and areas of interest for further development. Our human resources team analyzes the responses and collects managers’ input to create individual development plans for every employee.
Product Responsibility
We strive to foster a community and marketplace where our customers can convert their ideas into reality. However, that range of expression has its limits. As such, we implement a weapons and content policy to prevent the manufacture of products that are dangerous or obscene. Examples of prohibited content include guns, gun parts, and models that represent or endorse hate speech.
Employees throughout the sales and production process are trained to identify and reject problematic models. Our manufacturing partners are also required to comply with this policy and inform Shapeways of any non-complying products.
Workplace Safety
We are committed to creating a safe, secure, and healthy work environment for our employees. Our focus is on reducing significant safety risks and driving a strong safety culture through communication, awareness, and visible leadership. To assist in achieving this commitment, we provide safety trainings and necessary personal protective equipment (“PPE”) at all facilities. We monitor injury and illness health and safety metrics across our organization to continually evaluate our safety programs to meet the needs of our teams.
ENVIRONMENTAL
We strive to maximize recycling in our facilities. We recycle metal, plastic, and paper. The minimal hazardous waste streams are handled by reputable third party providers. Beyond this, we have introduced several materials offerings that are plant-based and have high recycling rates within our manufacturing process. One of the benefits of 3D printing is that additive manufacturing uses only the material needed to produce the final part and, as a result, there is substantially less production waste than with traditional manufacturing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 8, 2022 for:
•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our directors and director nominee;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13G and 13D filed with the SEC.
We have based our calculation of the percentage of beneficial ownership on 48,845,706 shares of our common stock outstanding as of April 8, 2022. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 22, 2022 to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is 30-02 48th Avenue, Long Island City, NY 11101.
	Shares Beneficially Owned
Name of Beneficial Owner	Shares	Percentage
Named Executive Officers and Directors:
Greg Kress(1)	2,475,871	4.8%
Miko Levy(2)	402,977	*
Jennifer Walsh(3)	870,171	1.8%
Josh Wolfe(4)	7,134,051	14.6%
Leslie Campbell	—	—
Robert Jan Galema(5)	3,508,963	7.2%
Patrick S. Jones(6)	13,000	*
Ryan Kearny	—	—
Alberto Recchi(7)	951,531	1.9%
All executive officers and directors as a group (9 individuals)	15,356,564	29.3%
5% Stockholders:
Andreessen Horowitz(8)	5,304,463	10.9%
Koninklijke Philips N.V. (F/K/A Koninklijke Philips Electronics N.V.)(9)	4,146,478	8.5%
Lux Capital(10)	7,134,051	14.6%
Stichting Depositary INKEF Investment Fund(11)	3,508,963	7.2%
Union Square Ventures 2008, L.P.(12)	6,107,670	12.5%
*	Less than one percent.
(1)	Consists of (i) 118,005 shares of common stock and (ii) 2,357,866 shares subject to options, which are fully vested and exercisable within 60 days of April 8, 2022.
(2)	Consists of 402,977 shares subject to options, all of which are fully vested and exercisable within 60 days of April 8, 2022.
(3)	Consists of (i) 126,717 shares of common stock and (ii) 743,454 shares subject to options, which are fully vested and exercisable within 60 days of April 8, 2022.
(4)
Consists of (i) 3,811,111 shares held by Lux Ventures III, L.P., of which 381,111 shares are subject to vesting and forfeiture conditions based upon the volume-weighted average trading price of common stock reaching targets of $14.00 and $16.00, respectively (with 50% released at each target) for a period of 30 consecutive trading days during the three-year period after September 29, 2021 (the “Earnout Terms”), (ii) 2,848,460 shares held by Lux Co-Invest Opportunities, L.P., of which 284,846 shares are subject to the Earnout Terms,

(iii) 172,666 shares held by Lux Ventures Cayman III, L.P., of which 17,266 shares are subject to the Earnout Terms, (iv) 1,814 shares held by Lux Ventures III Special Founders Fund, L.P., of which 181 shares are subject to the Earnout Terms, and (v) 300,000 shares of common stock purchased by Lux Co-Invest Opportunities, L.P. pursuant to subscription agreements entered into in connection with the Business Combination (the “PIPE Investment,” and such investors, collectively, the “PIPE Investors”). Lux Co-Invest Partners, LLC is the general partner of Lux Co-Invest Opportunities, L.P. and exercises voting and dispositive power over the shares noted herein held by Lux Co-Invest Opportunities, L.P. Lux Venture Partners III, LLC is the general partner of Lux Ventures III, LP and of Lux Ventures III Special Founders Fund, L.P. Lux Ventures Cayman III General Partner Limited is the general partner of Lux Ventures Cayman III, L.P. and exercises voting and dispositive power over the shares noted herein held by Lux Ventures Cayman III, L.P. Peter Hebert and Mr. Wolfe are the individual managing members of Lux Venture Partners III, LLC, Lux Co-Invest Partners, LLC and Lux Ventures Cayman III General Partner Limited. The individual managers, as the sole managers of Lux Venture Partners III, LLC, Lux Co-Invest Partners, LLC and Lux Ventures Cayman III General Partner Limited, may be deemed to share voting and dispositive power for the shares noted herein held by Lux Ventures III, L.P., Lux Co-Invest Opportunities, L.P., Lux Ventures Cayman III, L.P. and Lux Ventures III Special Founders Fund, L.P. Each of Lux Venture Partners III, LLC, Lux Co-Invest Partners, LLC and Lux Ventures Cayman III General Partner Limited, and the individual managers separately disclaim beneficial ownership over the shares noted herein except to the extent of their pecuniary interest therein. The address for these entities and individuals is c/o Lux Capital Management, 920 Broadway, 11th Floor, New York, NY 10010.
(5)
Consists of (i) 3,258,963 shares held by Stichting Depositary INKEF Investment Fund, of which 325,896 shares are subject to the Earnout Terms and (ii) 250,000 shares of common stock purchased by Stitchting Depositary INKEF Investment Funds in the PIPE Investment. Mr. Galema, Roel Bulthuis, Corne Jansen and Wolfgang Noldeke together exercise voting and investment control over shares held by Stichting Depositary INKEF Investment Fund. The address for these funds is Gustav Mahlerplein 104, 22nd Floor, 1082 MA, Amsterdam, the Netherlands.

(6)	Consists of 13,000 shares of common stock received pursuant to the pro rata distribution-in-kind made in connection with the dissolution of the Sponsor on November 17, 2021 (the “Distribution”).
(7)
Consists of (i) 653,123 shares of common stock and (ii) 298,408 warrants exercisable for shares of common stock received pursuant to the Distribution held by Alberto Recchi through an entity he controls, Ampla Capital LLC. The address for Ampla Capital LLC is 1049 Park Ave. 14A, New York, NY 10028.

(8)
Consists of (i) 4,889,040 shares received by Andreessen Horowitz Fund III, L.P. for itself and as nominee for Andreessen Horowitz Fund III-A, L.P., Andreessen Horowitz Fund III-B, L.P. and Andreessen Horowitz Fund III-Q, L.P. (collectively the “AH Fund III Entities”), in the Business Combination as an equityholder of Legacy Shapeways, of which 488,904 shares are subject to the Earnout Terms, (ii) 100,000 shares that the AH Fund III Entities purchased in the PIPE Investment and (iii) 315,423 shares held by AH Parallel Fund III, L.P., of which 31,542 shares are subject to the Earnout Terms, for itself and as a nominee for AH Parallel Fund III-A, L.P., AH Parallel Fund III-B, L.P. and AH Parallel Fund III-Q, L.P. The address for the entities set forth herein is 2865 Sand Hill Road, Suite 101, Menlo Park, CA 94025.

(9)
Includes 414,647 shares subject to the Earnout Terms. The address for Koninklijke Philips N.V. (F/K/A Koninklijke Philips Electronics N.V.) is Philips International BV, Amstelplein 2, 1096 BC Amsterdam, the Netherlands.

(10)	Includes the shares referenced in footnote (4).
(11)	Includes the shares referenced in footnote (5).
(12)
Consists of (i) 5,807,670 shares held by Union Square Ventures 2008, L.P., of which 580,767 shares are subject to the Earnout Terms and (ii) 300,000 shares purchased by Union Square Ventures 2008, L.P. in the PIPE Investment. The address for Union Square Ventures 2008, L.P. is 2865 Sand Hill Road, Suite 101, Menlo Park, CA 94025.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS
Following the closing of the Business Combination, our Board adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.
A “related person transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:
•	any person who is, or at any time during the applicable period was, one of the Company’s executive officers or one of the Company’s directors;
•	any person who is known by the Company to be the beneficial owner of more than 5% of the Company’s voting shares;
•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother- in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of the Company’s voting shares, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of the Company’s voting shares; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

The Company has implemented policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to the Company’s audit committee charter, the audit committee will have the responsibility to review related party transactions.
RELATED PARTY TRANSACTIONS
GALILEO RELATED PARTY TRANSACTIONS
Prior to the Business Combination, Galileo Founders Holdings, L.P. (the “Sponsor”) agreed with Galileo that, commencing on the date of Galileo’s initial public offering (“IPO”) through the earlier of Galileo’s consummation of Galileo’s initial business combination or Galileo’s liquidation, it would make available to Galileo certain general and administrative services, including office space, utilities and secretarial support, as Galileo may require from time to time.
Galileo entered into the Administrative Services Agreement, commencing on October 17, 2019 through the earlier of the consummation of a business combination or the Galileo’s liquidation, to pay Ampla Capital, LLC, an affiliate of Galileo’s then chief financial officer a monthly fee of approximately $3,000 for general and administrative services, including office space, utilities and secretarial support. For the fiscal years ended December 31, 2021 and 2020, Galileo incurred and paid $27,000 and $36,000 in fees for these services, respectively. The Administrative Services Agreement terminated upon the consumation of the Business Combination on September 29, 2021 (the “Closing”).
Pursuant to that certain marketing agreement entered into by Galileo and EarlyBirdCapital, Inc. (“EBC”) in connection with the IPO (the “Business Combination Marketing Agreement”), a transaction fee equal to 3.5% of the gross proceeds received by Galileo in the IPO, or $4,830,000, up to 25% of which may be paid to investment banks or other financial advisors that did not participate in the IPO and assist Galileo in consummating a business combination (the “EBC Transaction Fee”), was payable to EBC upon consummation of the Business Combination. At the Closing, EBC was paid the EBC Transaction Fee and EBC was reimbursed for its reasonable costs and expenses associated with services performed in connection with the IPO. In addition, designees of EBC own 150,000 shares of common stock, issued to them for nominal consideration in connection with the IPO, and 548,000 of the private warrants that were issued upon the consummation of the initial public offering of Galileo (the “Private Warrants”), purchased by EBC at a price of $1.00 per Private Warrant.

In connection with the Business Combination, on April 26, 2021, Galileo entered into capital markets advisory agreements with Needham & Company, LLC (“Needham”) and with Craig Hallum, pursuant to which a capital markets advisory fee (collectively, the “Capital Markets Advisory Fees”) was payable to each of Needham and Craig Hallum at, and contingent upon, the Closing. The Capital Markets Advisory Fees, in aggregate, constituted 25% of the EBC Transaction Fee pursuant to the Business Combination Marketing Agreement, or $1,203,808. At the Closing, Needham and Craig Hallum were paid the Capital Markets Advisory Fees and Needham and Craig Hallum were reimbursed for their reasonable out-of-pocket costs and expenses.
Pursuant to the Stifel Engagement Letter, a placement fee (the “Placement Fee”) equal to 4.0% of the gross proceeds to Galileo from the PIPE Investment, excluding proceeds from PIPE investors that were stockholders of Legacy Shapeways as of the date they entered into subscription agreements and excluding proceeds from Stifel or any of its affiliates, was payable to Stifel upon consummation of the PIPE Investment. At the Closing, the Placement Fee of $2,645,000 was paid to Stifel and Stifel was reimbursed for its reasonable out-of-pocket expenses.
LEGACY SHAPEWAYS RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements, including employment, termination of employment, and change in control arrangements, discussed elsewhere in this proxy statement, the following is a description of each transaction since January 1, 2020 and each currently proposed transaction in which:
•	Shapeways has been or is to be a participant;
•	the amount involved exceeded or exceeds the lesser of (a) $120,000 or (b) one percent of the average of Shapeways’ total assets at year-end for the fiscal years ended December 31, 2021 and 2020; and
•
any of Shapeways’ directors, executive officers or holders of more than 5% of its capital stock prior to the Business Combination, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Promissory Note to former Chief Executive Officer
On or around August 2012, Legacy Shapeways entered into a promissory note (the “Weijmarshausen Promissory Note”) with its then-chief executive officer, Peter Weijmarshausen, bearing interest equal to the greater of (a) 0.88% per annum or (b) the mid-term Applicable Federal Rate under Section 1274(d) of the Internal Revenue Code in effect during the time the note is outstanding, pursuant to which Legacy Shapeways loaned Mr. Weijmarshausen $175,000, which amount would become due and payable, together with interest accrued thereunder, on the earlier of August 2017 or the consummation of a “Liquidation Event” as defined in Legacy Shapeways’ Restated Certificate of Incorporation. On August 25, 2017, Legacy Shapeways and Mr. Weijmarshausen amended the terms of the Weijmarshausen Promissory Note to extend the maturity date to August 10, 2020. On July 28, 2020, Legacy Shapeways and Mr. Weijmarshausen again amended the terms of the Weijmarshausen Promissory Note to extend the maturity date to August 10, 2021, and on or around August 10, 2020, Mr. Weijmarshausen paid to Legacy Shapeways $50,000 in respect of outstanding interest and principal under the Weijmarshausen Promissory Note. On September 1, 2021, Legacy Shapeways and Mr. Weijmarshausen entered into an agreement pursuant to which Mr. Weijmarshausen forfeited 23,184 shares of Legacy Shapeways common stock to Legacy Shapeways in full satisfaction of all outstanding interest and principal due under the Weijmarshausen Promissory Note. Mr. Weijmarshausen has no further obligations under the Weijmarshausen Promissory Note.

Sales of Convertible Promissory Notes
In June 2019, Legacy Shapeways sold convertible promissory notes having an aggregate principal amount of $5 million. In December 2020, Legacy Shapeways entered into an amendment which extended the maturity date of the convertible promissory notes to June 19, 2021. Immediately prior to the Closing, each convertible promissory note was converted into shares of Legacy Shapeways’ Series E Preferred Stock, par value $0.0001 (the “Series E Preferred Stock”), as shown in the following table:
Legacy Shapeways Stockholder	Principal Balance of Convertible Promissory Notes	Converted Series E Preferred Shares
Union Square Ventures 2008, L.P.	$1,666,667	565,425
Lux Co-Invest Opportunities, L.P.	$1,666,667	565,425
Stichting Depositary INKEF Investment Fund	$1,666,667	565,425
Each share of Legacy Shapeways’ Series E Preferred Stock converted automatically into one share of Legacy Shapeways common stock immediately prior to the Closing. At the Closing, holders of Legacy Shapeways capital stock received a number of shares of Shapeways’ common stock equal to the total consideration received by holders of shares of Shapeways common stock and preferred stock in connection with the Closing.
INDEMNIFICATION AGREEMENTS
Shapeways has entered into indemnification agreements with each of its executive officers, directors and certain key employees and purchased directors’ and officers’ liability insurance. The indemnification agreements, our Charter and our Bylaws require Shapeways to indemnify its directors and officers to the fullest extent permitted under Delaware law. Our Charter and our Bylaws also provide the Board with discretion to indemnify officers and employees when determined appropriate. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, Shapeways will advance all expenses incurred by its directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee.
FOUNDERS REGISTRATION RIGHTS AGREEMENT
In connection with the Closing, that certain Registration Rights Agreement of Galileo, dated October 17, 2019, by and among Galileo, the Sponsor and EBC was amended by that certain First Amendment to Registration Rights Agreement (as amended, the “Founders Registration Rights Agreement”). The amendment to the Founders Registration Rights Agreement reflected that the registration rights of the Sponsor and EBC thereunder will be pari passu with the registration rights provided to certain securityholders of Shapeways under the Shapeways Registration Rights Agreement (as defined below).
SHAPEWAYS REGISTRATION RIGHTS AGREEMENT
In connection with the Business Combination, entities affiliated with Lux Capital entered into a registration rights agreement (the “Shapeways Registration Rights Agreement”) to provide such securityholders with registration rights that are on terms substantially similar in all material respects to, and pari passu with, the registration rights set forth in the Founders Registration Rights Agreement.
SHARE ESCROW AGREEMENT AMENDMENT
On October 17, 2019, Galileo, Sponsor and the escrow agent entered into a share escrow agreement (the “Share Escrow Agreement”) pursuant to which shares held by the Sponsor were placed into an escrow account. In connection with the Business Combination, Galileo’s shareholders approved an amendment to the Share Escrow Agreement, pursuant to which the Sponsor agreed, subject to certain exceptions, not to effect any direct or indirect sale, transfer or other disposition with respect to any shares of common stock issued to the Sponsor in the Merger for a period commencing on the Closing and ending on the earlier of (x) 180 days after the date of the Closing, and (y) the date after the Closing on which the Company consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party. The amendment to the Share Escrow Agreement was effected to match the lock-up period thereunder with the lock-up period reflected in the lock-up agreements with certain stockholders of Shapeways entered into in connection with the Business Combination.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2021
The following table sets forth information concerning the compensation of the named executive officers for the fiscal years ended December 31, 2021 and December 31, 2020.
	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)(4)	Non- Equity Incentive Compens-ation(5)	All Other Compensat-ion ($)(6)	Total ($)
Gregory Kress Chief Executive Officer	2021	$359,021	$79,013	$1,046,949	—	—	$11,600	$1,496,583
	2020	$350,000	$200,000(2)	—	$242,959	—	$8,550	$801,509
Miko Levy Chief Revenue Officer	2021	$262,885	$92,500	$51,490	—	—	$11,600	$418,475
	2020	$250,000	$100,000	—	$24,296	$90,000	$8,550	$472,846
Jennifer Walsh Chief Financial Officer	2021	$333,375	$51,188	$840,983	—	—	$11,600	$1,237,146
	2020	$325,000	$97,500	—	—	—	$8,550	$431,050
(1)	The amounts in this column represent the base salaries earned in fiscal years 2021 and 2020.
(2)
In 2020, Mr. Kress’s bonus was contingent upon closing funding for Legacy Shapeways. His original target was $150,000; however, the Legacy Shapeways board of directors approved a larger bonus of $200,000 in 2020 for superior performance as determined by the Legacy Shapeways board of directors, as shown above.

(3)
There were no stock awards granted in 2020 to named executive officers. The amounts disclosed in this column for 2021 include the grant-date fair value for all stock awards, consisting of both time-based restricted stock units (“Transaction Bonus RSUs”) and performance-based restricted stock units (“Earn-Out RSUs”) computed in accordance with ASC Topic 718. The Transaction Bonus RSUs vested within 30 days of the Closing Date and settled in shares of Common Stock of the Company within 74 days following the Closing Date. The value of the Earn-Out RSUs are based on the probable outcome of the performance condition to which such awards are subject, which was calculated using a Monte Carlo valuation model in accordance with FASB ASC Topic 718. Based on the foregoing, the grant date fair value is $1.15 per share for the Earn-Out RSUs granted to each of Mr. Kress, Mr. Levy, and Ms. Walsh that are based on the relative price of the Company’s Common Stock. The grant date fair value of the Earn-Out RSUs, based upon the trading price of the Company’s Common Stock as of the grant date ($3.80), and assuming achievement at the maximum level of performance, is $308,949 for Mr. Kress, $51,490 for Mr. Levy, and $102,983 for Ms. Walsh. The assumptions used to calculate the grant-date fair value of the Earned-Out RSUs are set forth in Note 12, Stock-Based Compensation, of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2021 filed with the SEC on March 31, 2022.

(4)
The amounts in this column represent the aggregate grant-date fair value of the granted option awards, computed in accordance with the FASB’s ASC Topic 718. The assumptions used to calculate the grant-date fair value of the Earned-Out RSUs are set forth in Note 12, Stock-Based Compensation, of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2021 filed with the SEC on March 31, 2022.

(5)	The amount in this column represents commissions paid based on sales commission awards under Shapeways’ sales compensation incentive plan.
(6)	The amounts in this column represent employer contributions made to each named executive officer’s 401(k) plan account in respect of 2021 and 2020.
NARRATIVE DISCLSOURE TO SUMMARY COMPENSATION TABLE
Following the consummation of the Business Combination, the Board adopted an executive compensation program that is consistent with its compensation policies and philosophies, which are designed to align compensation with business objectives and the creation of stockholder value, while also enabling the Company to attract, incentivize, reward and retain individuals who contribute to its long-term success. For fiscal years 2021 and 2020, the compensation program for Shapeways’ named executive officers consisted of base salary and incentive compensation, delivered in the form of cash bonus opportunities, awards, and and stock option awards. In 2020, Mr. Kress and Mr. Levy received option awards; and in 2021 stock awards were granted to the named executive officers.
BASE SALARY
Base salary is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior expereicne and sustained performance.
CASH BONUS
Cash bonus opportunities are also set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance. With respect to each of Messrs. Kress and Levy and Ms. Walsh we have entered into an offer letter, described below, which sets forth his or her cash bonus opportunities. Each executive’s bonus is subject to varying bonus targets as detailed in the offer letters with each of Messrs. Kress and Levy and Ms. Walsh, which are described below. Beginnning in 2022, the executives’ bonuses, if earned, will be paid once annually during the first quarter of the following calendar year.
EMPLOYMENT AGREEMENTS
Mr. Kress reports to the Board and Mr. Levy and Ms. Walsh report to the Chief Executive Officer (each a “Key Executive”). The principal location of their services is in New York City. Each Key Executive has entered into an Employment Agreement with Shapeways.
Mr. Kress receives an annual base salary of $385,000, Mr. Levy receives an annual base salary of $300,000 and Ms. Walsh receives an annual base salary of $357,500. Each Key Executive’s annual base salary rate may be increased but not decreased, unless such decrease is made across the board to other senior executives of the Company. The compensation and human capital committee reviews the annual base salary rate of the Chief Executive Officer, and the compensation and human capital committee, with the assistance of the Chief Executive Officer, reviews the compensation of the Chief Financial Officer and the Chief Revenue Officer at least annually, with the intent to establish compensation levels consistent with competitive market standards, taking into account the growth of the Company over time.
Pursuant to the terms of each Key Executive Employment Agreement, the Key Executive is eligible to participate in the Company’s annual incentive bonus plan, as in effect from time to time (the “Company Bonus Plan”). For each fiscal year commencing with 2021, the annual target bonus opportunity under the Company Bonus Plan for Messrs. Kress and Levy and Ms. Walsh is 90%, 65% and 50%, respectively, of his or her annual base salary rate, with a maximum bonus opportunity for any fiscal year equal to 200% of his or her target opportunity.
The performance measures under the Company Bonus Plan will be established by the compensation and human capital committee and, absent extraordinary circumstances, will be communicated to the Key Executive in the first quarter of the fiscal year for which the bonus is measured. The performance measures and targets under the Bonus Plan will be subject to adjustment by the compensation and human capital committee in case of extraordinary nonrecurring events, such as those described under relevant accounting rules, or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, as a result of applicable tax law or accounting rule changes, or in the compensation human capital commmittee’s discretion. Bonuses, if earned, will be payable in the fiscal year immediately following the fiscal year for which the bonus is earned, subject to the compensation and human capital committee’s determination of the achievement of the applicable performance measures. Payments under the Company Bonus Plan will generally be subject to continued employment through the applicable payment date (except in case of certain qualifying terminations, described below).
For 2021, annual incentive bonuses were conditioned on achievement of gross margin and revenue growth goals, as described below. If the gross margin goal is not satisfied, then no bonus will be payable for such year. If the gross margin goal is satisfied, then the amount of the Key Executive’s bonus for such year will be determined based on achievement of the revenue growth goal, as follows:
•	The threshold revenue growth target growth will be 60% of budgeted target, meaning that if revenue growth is below such threshold target, no bonus for such year will be payable;
•
Between 60% and 100% achievement of the revenue growth target (i.e., between threshold and target achievement), the amount of the bonus for such year will be determined on a linear interpolation basis between 0% and 100% payment of target bonus; and

•
Between 100% and 150% (or greater) achievement of the revenue growth target (i.e., between target and maximum achievement), the amount of the bonus for such year will be determined on a linear interpolation basis between 100% and 200% payout of target bonus.

For 2021, mid-year bonuses were paid, but no year-end bonuses were awarded to the executives.
The Board or its compensation and human capital committee will review each Key Executive’s annual target and maximum bonus opportunities at least annually, with the intent to establish compensation levels consistent with competitive market standards, taking into account the growth of the Company over time. Pursuant to their employment agreement, the value of each Key Executive’s annual target and maximum bonus opportunities may be increased but not decreased, unless such decrease is made across the board to other senior executives of the Company.
Each Key Executive Employment Agreement provides that if the Company terminates the Key Executive’s employment without Cause or if the Key Executive terminates his or her employment for Good Reason, the Key Executive will be entitled to (i) six months of salary continuation at the Key Executive’s then-current base salary, (ii) a prorated portion of the actual bonus the Key Executive would have received under the Company Bonus Plan had his or her termination not occurred, (iii) any unpaid bonus that would have been payable under the Company Bonus Plan for any fiscal year preceding the fiscal year in which termination occurs had the Key Executive remained employed through the applicable payment date (the “Prior Year Bonus”), and (iv) should the Key Executive elect COBRA coverage, the Company will continue its contribution to the premium cost of the Key Executive’s coverage and that of his or her eligible dependents until the earlier of (x) the six -month anniversary of the Key Executive’s termination date and (y) the date the Key Executive begins new employment that offers group health coverage.
However, if the Key Executive’s termination occurs on or within 12 months following a consummation of a Change in Control (as generally defined in the Company’s 2021 Equity Incentive Plan (the “Incentive Plan”), then in lieu of the payments described above, the Key Executive will be entitled to (i) a lump sum cash payment equal to 12 months of base salary at the Key Executive’s then-current base salary rate, (ii) a prorated portion of the Key Executive’s target bonus, (iii) the Prior Year Bonus, (iv) 12 months of COBRA contributions as described above and (v) immediate vesting in full of all service-vesting conditions of all of the Key Executive’s then outstanding equity or equity-based incentive awards, it being understood that any such outstanding awards that are also subject to satisfaction of performance-vesting conditions will remain outstanding and will continue to be eligible to vest subject to the satisfaction of such conditions based on the actual results of the applicable financial or other metrics and will be payable on the regular payment dates as per the terms of the applicable award agreement; provided that any individual performance goals that are not based on objective financial performance criteria will be deemed earned at target as of the date of termination; provided, further, that if the individual award agreement or other contract between the Company and the Key Executive governing any such award provides for more favorable vesting treatment, then the more favorable treatment will apply to such award.
If the Key Executive’s employment terminates due to his or her death or is terminated by the Company due to disability, the Key Executive (or his or her heirs or estate, as applicable) will be eligible to receive (i) the Prior Year Bonus and (ii) a prorated portion of the bonus the Key Executive would have received under the Company Bonus Plan had the termination not occurred, based on actual performance results for such year.
Severance benefits are conditioned upon and subject to (i) the Key Executive’s execution of a general waiver and release of claims, (ii) compliance with restrictive covenants and (iii) resignation from all offices, boards, committees and any other offices or positions of the Company or its affiliates. Additionally, the Board and its compensation and human capital committee will cooperate in good faith to review and evaluate the Key Executive’s severance benefits on a periodic basis to take into account the growth of the Company’s business over time.
“Cause” is defined as (i) willful and continued failure to substantially perform duties with the Company or its affiliates (other than any such failure resulting from incapacity due to physical or mental illness); (ii) gross negligence or willful misconduct in the execution of duties under the Employment Agreement; (iii) conviction of, or a plea of nolo contendere to, a crime of serious moral turpitude that causes material harm to the business or prospects of the Company or its affiliates, (iv) conviction of, or a plea of nolo contendere to, a felony (or the equivalent thereof in a jurisdiction other than the United States); (v) material breach of the Employment Agreement, the proprietary information and inventions agreement or any other material written agreement between the Key Executive and the Company or any of its affiliates; (vi) performance of any material act of theft, embezzlement, fraud or misappropriation, in each case with respect to the property of the Company or one of its affiliates; or (vii) any material breach of the material, written personnel policies of the Company or one of its affiliates, including those prohibiting acts of discrimination, harassment or retaliation. The events described in clauses (i), (ii) and (v) above will not constitute Cause unless the Company notifies the Key Executive in writing within 30 days following the Board’s actual knowledge of the event giving rise to Cause and the Key Executive has failed to cure the circumstances giving rise to Cause within 30 days following such notice.

“Good Reason” means, without the Key Executive’s consent: (i) a reduction in the Key Executive’s annual base salary or annual incentive opportunity, unless such reduction is made across the board to other senior executives of the Company and does not exceed 10% of the Key Executive’s then current annual base salary or annual incentive opportunity, as applicable; (ii) a material diminution in the Key Executive’s title, reporting relationship, authority, duties or responsibilities (other than temporarily while physically or mentally incapacitated or as required by applicable law); (iii) relocation of the Key Executive’s principal place of employment by more than 25 miles outside of New York City (unless the Key Executive is provided the opportunity, and the Key Executive consents, to work remotely); or (iv) the Company’s failure to pay compensation when due or other breach of the Employment Agreement or any other material written agreement between the Key Executive and the Company or any of its affiliates.
In April 2021, Mr. Kress entered into the Non-Competition Agreement, which became effective as of the Closing. In addition, each of the Key Executives have entered into a proprietary information and inventions agreement with Shapeways, effective as of the Closing, which contains (i) customary invention assignment and confidentiality provisions and (ii) non-compete and non-solicit covenants for 12 months post-termination of employment.
EQUITY COMPENSATION
Pursuant to the Merger Agreement, certain named executive officers received Earn-Out RSUs (as defined above) and Transaction Bonus RSUs (as defined above) under the Incentive Plan.
As a result of and upon the Closing, options held by our named executive officers to purchase Legacy Shapeways’ common stock (whether vested or unvested, exercisable or unexercisable) issued pursuant to its 2010 Stock Plan (the “2010 Stock Plan”), and outstanding immediately prior to the Closing were assumed and converted into (a) options to purchase an aggregate of 4,029,772 shares of common stock under the 2010 Stock Plan and (b) in the case of in-the-money options, an aggregate of 402,975 Earn-Out RSUs granted under the Incentive Plan, which Earn-Out RSUs are subject to the earnout vesting and forfeiture conditions described in the Merger Agreement.
OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR-END
The following table presents information regarding outstanding equity awards held by Shapeways’ named executive officers as of December 31, 2021. The number of shares subject to each option and Earn-Out RSUs are set forth below and the applicable exercise prices are as of December 31, 2021, but have been adjusted to reflect adjustments made on September 29, 2021, when Shapeways options were converted into options to purchase the Company’s common stock.
	Number of Securities Underlying Unexercised Options (#) Vested	Number of Securities Underlying Unexercised Options (#) Unvested	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights
Gregory Kress Chief Executive Officer	932,687(1)	—	—	$0.49(2)	2/26/2028	—	—	—	—
	417,735(1)	—	—	$0.49	9/5/2028	—	—	—	—
	1,007,444	—	—	$0.50	5/5/2030	—	—	—	—
	—	—	—	—	—	—	—	268,651(2)	$996,695(2)
Miko Levy Chief Revenue Officer	302,233(1)	—	—	$0.50	10/29/2029	—	—	—	—
	100,744	—	—	$0.50	5/5/2030	—	—	—	—
	—	—	—	—	—	—	—	44,774(2)	$166,112(2)
Jennifer Walsh Chief Financial Officer	250,980(1)	—	—	$0.49	9/5/2028	—	—	—	—
	89,497(1)	—	—	$0.49	9/5/2028	—	—	—	—
	402,977	—	—	$0.50	7/23/2029	—	—	—	—
	—	—	—	—	—	—	—	89,550(2)	$332,231(2)

(1)
The option was immediately exercisable for all shares. As further described below, effective as of the closing of the Business Combination, the unvested shares underlying the options above were accelerated in full.

(2)
Effective as of the closing of the Business Combination, the named executive officers received Earn-Out RSUs. Subject to the satisfaction of the share-price based performance vesting conditions, each Earn-out RSU represents the right to receive one share of Common Stock of the Company. The Earn-out RSUs will be subject to share-price based performance vesting conditions as follows: (i) if, at any time prior to September 29, 2024 (the “RSU Earn-out Period”), the Company’s Common Stock equals or exceeds $14.00 per share for 30 consecutive trading days, one half (1/2) of the Earn-out RSUs shall vest; and (ii) if, at any time prior to the completion of the RSU Earn-out Period, the Company’s Common Stock equals or exceeds $16.00 per share for 30 consecutive trading days, the remaining one half (1/2) of the Earn-out RSUs shall vest. If the RSU Performance Milestones (as defined below) are not met during the RSU Earn-out Period, then the applicable Earn-out RSUs shall be automatically forfeited. The fair value of the Earn-Out RSUs shown in the table assumes one half (1/2) of the Earn-out RSUs will vest and is based on the price of the Company’s Common Stock on the last trading day of 2021, which is $3.71 per share.

ACCELERATION OF MR. KRESS’S, MS. WALSH’S AND MR. LEVY’S OPTION AWARDS
In view of the substantial contributions from Mr. Kress, Ms. Walsh and Mr. Levy in connection with the Business Combination, the Legacy Shapeways board of directors, as administrator of the 2010 Stock Plan, took action to accelerate the vesting of the shares underlying the Kress options, the Walsh options and the Levy options so that, effective as of immediately prior to the consummation of the Business Combination, each of the Kress options, the Walsh options and the Levy options vested in full. As a condition to such vesting acceleration and as a material inducement for the Company to enter into the Employment Agreements (the terms of which are described in the section titled “—Executive Compensation—Employment Agreements”), Mr. Kress, Ms. Walsh and Mr. Levy agreed to retain all, and to not sell or transfer any, of their existing options under the 2010 Stock Plan or any shares received upon exercise of such options through the earlier of (x) December 31, 2022 and (y) a Change in Control (as defined in the Incentive Plan).
EQUITY PLANS
2021 EQUITY INCENTIVE PLAN
Upon the closing of the Business Combination, the Company adopted the Incentive Plan. The Incentive Plan permits the granting of incentive stock options, restricted stock awards, other share-based awards or other cash-based awards to employees, consultants, and non-employee directors. As of December 31, 2021, 7,621,401 shares of common stock are authorized for issuance pursuant to awards under the 2021 Plan. As of December 31, 2021, 1,070,812 shares have been awarded and 6,550,589 shares remain available for issuance under the Incentive Plan. On the first day of each calendar year, beginning on January 1, 2022 and continuing until (and including) January 1, 2031, the number of shares available under the Incentive Plan will automatically increase by a number equal to the lesser of (a) five percent (5%) of the total number of shares of our common stock issued and outstanding on December 31 of the calendar year immediately preceding the date of such increase and (b) a number of shares of our common stock determined by the Board.
Option Awards
The Company accounts for share-based payments pursuant to ASC 718, Stock Compensation and, accordingly, the Company records stock compensation expense for share-based awards based upon an assessment of the grant date fair value for stock options using the Black-Scholes option pricing model. The Company is a public company and lacks company-specific historical and implied volatility information. Therefore, it estimates its expected stock volatility based on the historical volatility of a publicly traded set of peer companies. Due to the lack of historical exercise history, the expected term of the Company’s stock options for employees has been determined utilizing the “simplified” method for awards. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve. Expected dividend yield is zero based on the fact that the Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future.

The fair value of stock options under the Black-Scholes model requires management to make assumptions regarding projected employee stock option exercise behaviors, risk-free interest rates, volatility of the Company’s stock price and expected dividends. The Company generally recognizes stock compensation expense on the grant date and over the period of vesting or period that services will be provided. The assumptions used to estimate the fair value of stock options granted during the periods presented were as follows:
	Year Ended December 31,
	2021	2020
Strike price	$0.17	$0.18
Expected term (in years)	5.55 - 6.05	5.00 - 6.04
Expected volatility	57.09% - 57.81%	49.13% - 53.50%
Risk-free interest rate	0.50% - 0.57%	0.37% - 1.46%
Dividend yield	—	—
The following table summarizes the Company’s stock option plan and activity during 2021:
	Shares Underlying Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding at January 1, 2021 (as previously reported)	8,247,340	$0.44	6.72	$—
Retroactive application of reverse recapitalization	(1,967,440)	—	—	—
Outstanding as of January 1, 2021, effect of Merger	6,279,900	$0.58	6.64	$—
Granted	29,420	0.36	9.07	—
Forfeited	(203,970)	0.44	—	—
Exercised	(1,298,963)	0.45	—	$9,450
Outstanding at December 31, 2021	4,806,387	$0.63	6.57	$14,438
Exercisable at December 31, 2021	4,515,739	$0.64	6.48	$13,504
The aggregate intrinsic value in the above table is calculated as the difference between fair value of the Company’s common stock price and the exercise price of the stock options. The weighted-average grant-date fair value per stock option granted during the years ended December 31, 2021 and 2020 was $0.17 and $0.18, respectively. The Company recorded stock compensation expense related to option awards of $1,297,000 and $721,000, respectively, which is included in selling, general and administrative expense for the years ended December 31, 2021 and 2020. As of December 31, 2021, approximately $64,000 of unrecognized compensation expense related to non-vested option awards is expected to be recognized over the weighted average period of 1.76 years.
Restricted Stock Units
The following table summarizes the Company’s restricted stock unit activity during 2021:
	Restricted Stock Units	Weighted Average Grant Date Fair Value per Share
Outstanding at January 1, 2021	—	$—
Granted	1,070,812	2.58
Forfeited	(364)	1.06
Vested	(410,000)	3.80
Outstanding at December 31, 2021	660,448	$
Exercisable at December 31, 2021	—	$
The total fair value of restricted stock unit awards vested during the year ended December 31, 2021 was $1,600,000.

Total unrecognized compensation expense related to outstanding restricted stock unit awards was approximately $684,000 as of December 31, 2021 and is expected to be recognized over the weighted average period of 2.76 years.
2021 EMPLOYEE STOCK PURCHASE PLAN
Upon the closing of the Business Combination, the Company adopted the 2021 Employee Stock Purchase Plan (the “ESPP”). The purpose of the ESPP is to provide eligible employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing common stock from the Company on favorable terms and to pay for such purchases through payroll deductions or other approved contributions. As of December 31, 2021, 895,721 shares of common stock are available for purchase under the ESPP. As of December 31, 2021, no shares have been purchased under the ESPP. On the first day of each calendar year, beginning on January 1, 2022 and continuing until (and including) January 1, 2031, the number of shares available under the ESPP will automatically increase by a number equal to the lesser of (a) one percent (1%) of the total number of shares of our common stock issued and outstanding on December 31 of the calendar year immediately preceding the date of such increase and (b) a number of shares of our common stock determined by the Board.
2010 STOCK PLAN
Prior to the Business Combination, Legacy Shapeways maintained its 2010 Stock Plan, under which Legacy Shapeways granted statutory and non-statutory stock to employees, outside directors and consultants. The maximum number of shares of common stock that was issuable under the 2010 Stock Plan was 16,942,546 shares.
In connection with the Business Combination, each Legacy Shapeways stock option that was outstanding immediately prior to Closing, whether vested or unvested, was converted into an option to acquire a number of shares of common stock (each such option, an “Exchanged Option”) equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Legacy Shapeways common stock subject to such Legacy Shapeways option immediately prior to the Business Combination and (ii) 90% of the Conversion Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such Legacy Shapeways option immediately prior to the consummation of the Business Combination, divided by (B) 90% of the Conversion Ratio. Except as specifically provided in the Business Combination Agreement, following the Business Combination, each Exchanged Option will continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Legacy Shapeways option immediately prior to the consummation of the Business Combination. All stock option activity was retroactively restated to reflect the Exchanged Options.
Earn-Out RSUs equal to the product of (A) the number of shares of Legacy Shapeways common stock that were subject to the option immediately prior to Closing, multiplied by (B) ten percent (10%) of the Conversion Ratio (rounded down to the nearest whole number of shares). The Earn-Out RSUs are subject to substantially the same service-based vesting conditions and acceleration provisions as applied to the Legacy Shapeways option provided that, in addition to such service-based vesting conditions, Earn-Out RSUs will be subject to vesting and forfeiture conditions based upon the dollar volume-weighted price of the Company’s common stock reaching certain targets (the “RSU Performance Milestones”).
If the service of the holder of an Earn-Out RSU terminates before the RSU Performance Milestones have been satisfied, then the portion of the Earn-Out RSUs for which the service-based vesting conditions has been satisfied (taking into account any acceleration provisions) shall remain outstanding and eligible to vest upon achievement of the applicable RSU Performance Milestone. Any Earn-Out RSUs for which the service-based vested conditions has not been satisfied as of such termination of service (taking into account any acceleration provisions) shall be forfeited and cancelled without payment. If any RSU Performance Milestone fails to be satisfied by the end of the Earnout Period, then the Earn-Out RSUs corresponding to such RSU Performance Milestone shall be forfeited and cancelled without payment as of the end of the Earnout Period.
Upon the Closing of the Business Combination, the outstanding and unexercised Legacy Shapeways options became options to purchase an aggregate of 4,901,207 shares of the Company’s common stock under the 2010 Stock Plan at an average exercise price of $0.62 per share.

DIRECTOR COMPENSATION
SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2021
The following table sets forth information regarding the compensation of Shapeways’ non-employee directors during the fiscal year ended December 31, 2021:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Josh Wolfe	$17,750	—	$17,750
Leslie Campbell	$11,226	$215,000	$226,226
Robert Jan Galema	$12,750	—	$12,750
Patrick S. Jones	$14,750	$215,000	$229,750
Ryan Kearny	$11,250	$215,000	$226,250
Alberto Recchi	$14,750	—	$14,750
(1)
The amounts in this column represent the aggregate grant-date fair value of the granted RSU awards, computed in accordance with the FASB’s ASC Topic 718. See Note 12 to Shapeways’ audited consolidated financial statements included elsewhere in this Report for a discussion of the assumptions made by Shapeways in determining the grant-date fair value of Shapeways’ equity awards. Subject to the director’s continuing service, the service-based requirement will be satisfied in equal annual installments over a 3-year period, and the vesting date in each year will be the anniversary of the date of grant (or if there is no corresponding date, the last date of the month). Upon a transaction constituting a “Change in Control” as defined in the Incentive Plan, the service-based requirement applicable to outstanding equity awards granted pursuant hereto shall be deemed satisfied in full upon the effective date of such transaction.

NARRATIVE DISCLSOURE TO SUMMARY COMPENSATION TABLE
Prior to the Business Combination, Shapeways had no formal arrangements under which directors received compensation for their service on the Shapeways’ board of directors or its committees. Following the consummation of the Business Combination, the Board adopted a compensation policy for its non-employee directors (the “Non-Employee Director Compensation Policy”). The Non-Employee Director Compensation Policy is designed to align compensation with Shapeways’ business objectives and the creation of stockholder value, while enabling Shapeways to attract, retain, incentivize and reward non- employee directors who contribute to the long-term success of Shapeways. The Non-Employee Director Compensation Policy provides for an annual cash retainer for all non-employee directors, in addition to equity grants determined by the compensation and human capital committee and reimbursement for reasonable expenses incurred in connection with attending board and committee meetings. Shapeways will review non-employee director compensation periodically to ensure that non-employee director compensation remains competitive such that Shapeways is able to recruit and retain qualified directors.
CASH COMPENSATION
•	Each non-employee director receives an annual cash retainer of $35,000.
•	A non-executive chairperson is paid an additional annual cash retainer of $30,000.
•	To the extent Shapeways appoints a director as “lead independent director” (if not the chairperson), such director is paid an additional annual cash retainer of $17,500.
•	Directors receive an additional annual cash retainer, as set forth below, for their service on Board committees as follows:
Committee	Chairperson	Member
Audit	$20,000	$10,000
Compensation and Human Capital	$12,000	$6,000
Nominating and Corporate Governance	$8,000	$4,000
•	All cash retainers are paid in arrears in quarterly installments within 30 days after the fiscal quarter end.

EQUITY COMPENSATION
Directors receive RSU awards under the Incentive Plan or any successor plan, subject to the terms and conditions of the Incentive Plan and the applicable restricted stock unit agreement.
Annual Grant. Commencing with Shapeways’ first annual meeting of stockholders, each director will receive an RSU award having a value of $125,000. The date of grant for the annual grant will be the date of the annual meeting of stockholders. The number of shares subject to the annual grant will be determined using the closing price of the common stock on the date of grant (unless such closing price is less than $4 per share, in which case $4 shall be determined to be the closing price for purposes of determining the number of shares subject to the annual grant). Subject to the director’s continuing service, the service-based requirement will be satisfied on the earlier of (A) the date of the next annual meeting of stockholders or (B) the one-year anniversary of the date of grant.
Initial Grant. Each director whose appointment or nomination as a member of the Board that occurred after the Closing received in connection with such appointment or nomination an RSU award having a value of $215,000. These awards were granted to new directors without significant existing ownership in the Company. The date of grant for an initial grant will be the date of the director’s appointment or nomination. The number of shares subject to the initial grant will be determined using the closing price of the common stock on the date of grant. Subject to the director’s continuing service, the service-based requirement will be satisfied in equal annual installments over a three-year period, and the vesting date in each year will be the anniversary of the date of grant (or if there is no corresponding date, the last date of the month).
Upon a transaction constituting a “Change in Control” as defined in the Incentive Plan, the service- based requirement applicable to outstanding equity awards granted pursuant hereto will be deemed satisfied in full upon the effective date of such transaction.
Mr. Kress does not receive additional compensation for his services as a director.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table sets forth the number of securities authorized for issuance under the Company’s equity compensation plans at December 31, 2021:
Equity compensation plans	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	5,466,835(1)	$0.63(2)	7,446,310(3)
Equity compensation plans not approved by security holders	—	—	—
Total	5,466,835(1)	$0.63(2)	7,446,310(3)
(1)	Represents 4,806,387 outstanding options under the 2010 Stock Plan and 660,448 restricted stock units under the Incentive Plan.
(2)	Represents the weighted-average exercise price of the 4,806,387 outstanding options.
(3)
Includes 6,550,589 and 895,721 shares available for future issuance under the Incentive Plan and ESPP, respectively. Pursuant to the Incentive Plan, the aggregate number of shares of common stock that may be issued under the plan automatically increases by a number equal to the lesser of (i) five percent (5%) of the total number of shares of common stock issued and outstanding on December 31 of the calendar year immediately preceding the date of such increase and (ii) a number of shares of common stock determined by the Board. Pursuant to the ESPP, the aggregate number of shares of common stock that may be issued under the plan automatically increases by a number equal to the lesser of (i) one percent (1%) of the total number of shares of common stock issued and outstanding on December 31 of the calendar year immediately preceding the date of such increase and (ii) a number of shares of common stock determined by the Board.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT AND NON-AUDIT FEES
The following table represents aggregate fees billed or to be billed to the Company for the fiscal years ended December 31, 2021 and December 31, 2020 by Withum Smith+Brown, our independent registered public accounting firm.
	For the Fiscal Year Ended December 31,
	2021	2020(5)
Audit Fees(1)	$255,518	$93,503
Audit-Related Fees(2)	159,269	64,991
Tax Fees(3)	46,610	28,428
All Other Fees(4)	92,560	—
Total	$553,957	$186,922
1.
Audit Fees. Audit fees consist of fees billed for professional services rendered by our independent registered public accounting firm for the audit of our annual consolidated financial statements and review of financial statements included in our Quarterly Reports on Form 10-Q or services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

2.
Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.

3.	Tax Fees. Tax fees consist of fees billed for professional services rendered by our independent registered public accounting firm for tax compliance, tax advice, and tax planning.
4.	All Other Fees. All other fees consist of fees billed for all other services.
5.	Fees presented for the fiscal year ended December 31, 2020 pertain to Legacy Shapeways.
All fees described above were pre-approved by our audit committee.
PRE-APPROVAL POLICIES AND PROCEDURES
The audit committee’s policy is to pre-approve all audit and permissible non-audit services rendered by Withum Smith+Brown, our independent registered public accounting firm. The audit committee pre-approves specified services in defined categories of audit services, audit- related services and tax services up to specified amounts, as part of the audit committee’s approval of the scope of the engagement of Withum Smith+Brown or on an individual case-by-case basis before Withum Smith+Brown is engaged to provide a service. The audit committee has determined that the rendering of the services other than audit services by Withum Smith+Brown is compatible with maintaining the principal accountant’s independence.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)
The audit committee of our Board consists of the three non-employee directors named below and operates under a written charter adopted by our Board. Our Board annually reviews the NYSE listing standards’ definition of independence for audit committee members and has determined that each member of the audit committee meets that standard. Our Board has also determined Mr. Jones and Mr. Recchi are audit committee financial experts as described in applicable rules and regulations of the Securities and Exchange Commission.
The principal purpose of the audit committee is to assist our Board in its general oversight of our accounting and financial reporting processes and audits of our financial statements. The audit committee is responsible for selecting and engaging our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The audit committee’s function is more fully described in its Charter, which our Board adopted and which the audit committee reviews on an annual basis.
Our management is responsible for preparing our financial statements and our financial reporting process. Withum Smith+Brown, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles as well as performing an audit of the effectiveness of our internal control over financial reporting as of the end of the fiscal year.
The audit committee has reviewed and discussed with our management the audited financial statements of the Company included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”).
The audit committee has also reviewed and discussed with Withum Smith+Brown the audited financial statements in the Annual Report. In addition, the audit committee discussed with Withum Smith+Brown those matters required to be discussed by the auditors with the audit committee under the rules adopted by the Securities and Exchange Commission (the “Commission”) and the Public Company Accounting Oversight Board (the “PCAOB”), including General Auditing Standards 1301, Communications with Audit Committees. Additionally, Withum Smith+Brown provided to the audit committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. The audit committee also discussed with Withum Smith+Brown its independence from the Company and satisfied itself as to the independence of Withum Smith+Brown.
Based upon the review and discussions described above, the audit committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report for filing with the Commission.
Submitted by the following members of the audit committee:
/s/ Patrick S. Jones, Chair
/s/ Ryan Kearny
/s/ Alberto Recchi
(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Shapeways under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 1
Election of Directors
Our Board currently consists of seven directors. Our directors are divided into three classes with staggered three-year terms. Upon expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three year term at the annual meeting of stockholders in the year in which their term expires.
The terms of the Class I directors, Robert Jan Galema and Ryan Kearny, expire at the 2022 Annual Meeting. The Class II directors will serve until our annual meeting of stockholders in 2023. The Class III directors will serve until our annual meeting of stockholders in 2024. As recommended by the nominating and corporate governance committee, on March 3, 2022, our Board nominated Robert Jan Galema and Ryan Kearny for election as Class I directors at the 2022 Annual Meeting. If they are elected, they will serve on our Board until our 2025 Annual Meeting of Stockholders and until their respective successors have been elected and qualified. The nominees for director at the 2022 Annual Meeting, their ages as of April 22, 2022, their positions and offices held with the Company are set forth below. Other biographical information for the members of our Board is set forth in this proxy statement under the heading “Directors, Executive Officers and Corporate Governance—Directors and Executive Officers.”
Class I Directors are elected by a plurality of the votes properly cast in person or by proxy. Our nominees for Class I director receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. However, if you are the beneficial owner of the shares, which means that your shares are held by a brokerage firm, bank, dealer, or other similar organization as your nominee, your shares will not be voted for the election of directors unless you have provided voting instructions to your nominee. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our current Board, if any. Each person nominated for election has agreed to serve if elected.
If any substitute nominees are so designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the amended proxy statement and to serve as directors if elected, and includes certain biographical and other information about such nominees required by the applicable rules promulgated by the SEC.
CLASS I NOMINEES AT THE 2022 ANNUAL MEETING
Name	Age	Position with Shapeways
Robert Jan Galema	55	Director
Ryan Kearny	53	Director
CLASS II DIRECTORS CONTINUTING IN OFFICE UNTIL THE 2023 ANNUAL MEETING OF STOCKHOLDERS
Name	Age	Position with Shapeways
Alberto Recchi	48	Director
Patrick S. Jones	77	Director
CLASS III DIRECTORS CONTINUTING IN OFFICE UNTIL THE 2024 ANNUAL MEETING OF STOCKHOLDERS
Name	Age	Position with Shapeways
Josh Wolfe	44	Chairman, Director
Greg Kress	40	Chief Executive Officer, Director
Leslie Campbell	63	Director
We have determined that each of these Class I director nominees possesses the requisite communication skills, personal integrity, business judgment, ability to make independent analytical inquiries, and willingness to devote adequate time and effort necessary to serve as an effective member of the Board. Other specific experiences, qualifications, attributes or skills of nominees that contributed to our conclusion that the nominees should serve as Class I directors are noted in their biographies.
THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE FOLLOWING CLASS I DIRECTOR NOMINEES:
ROBERT JAN GALEMA AND RYAN KEARNY.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF WITHUM SMITH+BROWN AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022
The audit committee of our Board has selected Withum Smith+Brown, independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2022 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the 2022 Annual Meeting.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Withum Smith+Brown as our independent registered public accounting firm. However, the Board is submitting the selection of Withum Smith+Brown to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee of our Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee of our Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of Withum Smith+Brown are expected to be present at the 2022 Annual Meeting, and will have the opportunity to make statements if they desire to do so and to respond to appropriate questions.
The affirmative vote of the holders of a majority of the votes cast at the 2022 Annual Meeting will be required to ratify the appointment of Withum Smith+Brown as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will not be considered as votes cast for or against this proposal, and will therefore have no effect on the outcome of the vote. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF WITHUM SMITH+BROWN
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR
ENDING DECEMBER 31, 2022.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the 2022 Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board

/s/ Jennifer Walsh

Jennifer Walsh Chief Financial Officer
April 28, 2022

SHAPEWAYS

SHAPEWAYS HOLDINGS, INC.
228 PARK AVE S
PMB 15839
NEW YORK, NEW YORK 10003-1502 US

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You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Shapeways Holdings, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Shapeways Holdings, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D78921-P71472 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SHAPEWAYS HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect two Class I directors to serve until the 2025 annual meeting of stockholders or until their respective successors have been elected or appointed.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Robert Jan Galema
02) Ryan Kearny

The Board of Directors recommends you vote FOR the following proposal:

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR the election of the nominees listed for the board of directors and FOR proposal 2.**

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

D78922-P71472

SHAPEWAYS HOLDINGS, INC.
ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Greg Kress and Jennifer Walsh, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Shapeways Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held via live webcast at www.virtualshareholdermeeting.com/SHPW2022 at 10:00 a.m. (Eastern Time) on Wednesday, June 8, 2022, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE